UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 27, 2009

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 27, 2009, Heritage Bankshares, Inc. (the “Company”) issued a press release related to its results of operations and financial condition for the quarter ended March 31, 2009 (the “Press Release”). The text of the Press Release is included as Exhibit 99.1 to this report and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The Company will include unaudited financial statements and additional analyses for the period ended March 31, 2009 as part of its Form 10-Q covering the period.

Item 8.01. OTHER EVENTS

The Company also announced in the Press Release that on April 22, 2009, its Board of Directors declared a dividend on the Company’s common stock in the amount of $0.06 per share, payable on May 15, 2009 to shareholders of record on May 4, 2009.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release issued by Heritage Bankshares, Inc. on April 27, 2009.

Heritage Bankshares, Inc.
(Registrant)

Date: April 28, 2009

/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Heritage Bankshares, Inc. on April 27, 2009